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                                                                    EXHIBIT 23.2

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS



JB Oxford Holdings, Inc.
9665 Wilshire Blvd., 3/rd/ Floor
Beverly Hills, CA  90212

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 27, 1998 relating to the consolidated financial statements of JB Oxford Holdings, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.



/s/ BDO SEIDMAN, LLP

Los Angeles, California
August 16, 2000